                                                                     EXHIBIT 3.2
                                                                     -----------

                                RESTATED BYLAWS
                                      OF
                               THE LIMITED, INC.

                             Adopted April 2, 1984
                                and as Amended
                              September 17, 1987
                                      and
                               February 23, 1990
                                      and
                                 April 1, 1999



                                   ARTICLE I

                                 STOCKHOLDERS

     Section 1.01.  Annual Meeting.  The annual meeting of the stockholders of
     -----------------------------
this corporation, for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.

     Section 1.02.  Special Meetings.  Special meetings of the stockholders may
     -------------------------------
be called at any time by the chairman of the board, the vice chairman of the board, or in case of the death, absence or disability of the chairman of the board and the vice chairman of the board, the president, or in case of the president's death, absence, or disability, the vice-president, if any, authorized to exercise the authority of the president, or a majority of the Board of Directors acting with or without a meeting; provided, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the certificate of incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

     Section 1.03.  Place of Meetings.  Meetings of stockholders shall be held
     --------------------------------
at the principal office of the corporation in the State of Ohio, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

     Section 1.04.  Notices of Meetings.  Unless waived, a written, printed, or
     ----------------------------------
typewritten notice of each annual or special meeting, stating the date, hour and place and the purpose or purposes thereof shall be served upon or mailed to each stockholder of record entitled to vote or entitled to notice, not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the corporation. If a meeting is adjourned to another time or place and such
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adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Such notice shall specify the place where the stockholders list will be open for examination prior to the meeting if required by Section
1.08 hereof.

     Section 1.05.  Fixing Date for Determination of Stockholders of Record.  In
     ----------------------------------------------------------------------
order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board shall not fix such a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.06.  Organization.  At each meeting of the stockholders, the
     ---------------------------
chairman of the board, or in his absence, the vice chairman of the board, or in his absence, the president, or, in his absence, any vice-president, or, in the absence of the chairman of the board, the vice chairman of the board, the president and a vice-president, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the corporation, or, if the secretary of the corporation not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

     Section 1.07.  Quorum.  A stockholders' meeting duly called shall not be
     ---------------------
organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the certificate of incorporation, these bylaws, or any certificate filed under Section 151 (g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), (i) at any meeting called by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least one-third of the voting power of the corporation shall constitute a quorum for such meeting and
(ii) at any meeting called other than by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least a majority of the voting power of the corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a

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quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 1.08.  List of Stockholders.  The secretary of the corporation
     -----------------------------------
shall prepare and make a complete list of the stockholders of record as of the applicable record date entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 1.09.  Order of Business and Procedure.  The order of business at
     ----------------------------------------------
all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

     Section 1.10.  Voting.  (a)  Each stockholder shall, at each meeting of the
     ---------------------
stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the corporation on the date fixed pursuant to Section 1.05 of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

     (b) Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

     (c) Any such voting rights may be exercised by the stockholder entitled thereto or by his proxy appointed by an instrument in writing or in any other manner then permitted by law, subscribed by such stockholder or such stockholder's attorney thereunto authorized in any manner then permitted by law and delivered to the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided,

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however, that no proxy shall be valid after the expiration of three years after its date of execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force. At any meeting of the stockholders all matters, except as otherwise provided in the certificate of incorporation, in these bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the certificate of incorporation. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

     Section 1.11.  Inspectors.  The Board of Directors, in advance of any
     -------------------------
meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases, or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.01.  General Powers of Board.  The powers of the corporation
     --------------------------------------
shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Delaware or in the certificate of incorporation.

     Section 2.02.  Number of Directors.  The number of directors of the
     ----------------------------------
corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than 9 nor more than 13, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these Bylaws, the term "whole Board" means the total number of directors which the corporation would have if there were no vacancies.

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     Section 2.03.  Election of Directors.  At each meeting of the stockholders
     ------------------------------------
for the election of directors, the persons receiving the greatest number of votes shall be the directors.

     Section 2.04.  Nominations.
     --------------------------

          2.04.1. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors.

          2.04.2. Such nominations, if not made by the Board of Directors, shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee.

         2.04.3. Notice of nominations which are proposed by the Board of Directors shall be given on behalf of the Board by the chairman of the meeting.

         2.04.4. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 2.05.  Resignations.  Any director of the corporation may resign at
     ---------------------------
any time by giving written notice to the chairman of the board or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.06.  Vacancies.  In the event that any vacancy shall occur in the
     ------------------------
Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his predecessor.

     Section 2.07.  Removal of Directors.  Directors may be removed only as
     -----------------------------------
provided in the certificate of incorporation.

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     Section 2.08.  Place of Meeting. etc.  The Board of Directors may hold
     ------------------------------------
any of its meetings at the principal office of the corporation or at such other place or places as the Board of Directors may from time to time designate. Directors may participate in any regular or special meeting of the Board of Directors by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board of Directors can hear each other and such participation shall constitute presence in person at such meeting.

     Section 2.09.  Annual Meeting.  A regular annual meeting of the Board of
     -----------------------------
Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board of Directors and notice thereof need not be given. At its regular annual meeting the Board of Directors shall organize itself and elect the officers of the corporation for the ensuing year, and may transact any other business.

     Section 2.10.  Regular Meetings.  Regular meetings of the Board of
     -------------------------------
Directors may be held at such intervals and at such time as shall from time to time be determined by the Board of Directors. After such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

     Section 2.11.  Special Meetings.  Special meetings of the Board of
     -------------------------------
Directors may be called at any time by the Board of Directors or by the chief executive officer or by a majority of directors then in office to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

     Section 2.12.  Notice of Meetings.  Notice of each special meeting or,
     ---------------------------------
where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed or given personally or by telephone on at least 24 hours notice prior to the date of meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

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     Section 2.13.  Quorum and Voting.  At all meetings of the Board of
     --------------------------------
Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the certificate of incorporation, or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each director shall have one vote.

     Section 2.14.  Committees.  The Board of Directors may appoint an executive
     -------------------------
committee and any other committee of the Board of Directors, to consist of one or more directors of the corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation. No committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the resolution creating such committee expressly so provides. Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors and shall be subject to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

     Section 2.15.  Compensation.  The Board of Directors may, by resolution
     ---------------------------
passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the board.

     Section 2.16.  Action by Consent.  Any action required or permitted to be
     --------------------------------
taken at any meeting of the board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.


                                  ARTICLE III

                                   OFFICERS

     Section 3.01.  General Provisions.  The officers of the corporation shall
     ---------------------------------
be the chairman of the board (who shall be a director), a vice chairman of the board (who shall be a director), a president, such number of vice-presidents as the board may from time to time determine, a secretary and a treasurer. Any person may hold any two or more offices and perform the duties

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thereof, except the offices of chairman of the board and vice chairman of the board, or the offices of president and vice-president.

     Section 3.02.  Election, Terms of Office, and Qualification.  The officers
     -----------------------------------------------------------
of the corporation named in Section 3.01 of this Article III shall be elected by the Board of Directors for an indeterminate term and shall hold office during the pleasure of the Board of Directors.

     Section 3.03.  Additional Officers, Agents, etc.  In addition to the
     -----------------------------------------------
officers mentioned in Section 3.01 of this Article III, the corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority and perform such duties as may be provided in these bylaws as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any subordinate officers or agents. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

     Section 3.04.  Removal.  Any officer of the corporation may be removed,
     ----------------------
either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

     Section 3.05.  Resignations.  Any officer may resign at any time by giving
     ---------------------------
written notice to the Board of Directors, or to the chairman of the board, the vice chairman of the board, the president, or the secretary of the corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.06.  Vacancies.  A vacancy in any office because of death,
     ------------------------
resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these bylaws for regular appointments or elections to such office.

                                  ARTICLE IV

                            DUTIES OF THE OFFICERS

     Section 4.01.  The Chairman of the Board.  The chairman of the board shall
     ----------------------------------------
be chief executive officer of the corporation and shall have general supervision over the property, business and affairs of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the secretary, treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares in the corporation. He may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts, or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and he may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same.

     Section 4.02.  Vice Chairman of the Board.  The vice chairman of the board
     -----------------------------------------
shall perform such duties as are conferred upon him by these bylaws or as may from time to time be assigned to him by the chairman of the board or the Board of Directors. The authority of the vice chairman of the board to sign in the name of the corporation all certificates for shares and deeds, mortgages, leases, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the chairman of the board. In the absence or disability of the chairman of the board, the vice chairman of the board shall perform all the duties of the chairman of the board, and when so acting, shall have all the powers of the chairman of the board.

     Section 4.03.  The President.  The president shall perform such duties as
     ----------------------------
are conferred upon him by these bylaws or as may from time to time be assigned to him by the chairman of the board or the vice chairman of the board or the Board of Directors.

     Section 4.04.  Vice-Presidents.  The vice-presidents shall perform such
     ------------------------------
duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the Board of Directors, the chairman of the board, the vice chairman of the board or the president. At the request of the chairman of the board, in the absence or disability of the president, the vice-president, designated by the chairman of the board shall perform all the duties of the president, and when so acting, shall have all of the powers of the president.

     Section 4.05.  The Treasurer.  The treasurer shall be the custodian of all
     ----------------------------
funds and securities of the corporation. Whenever so directed by the Board of Directors, he shall render a statement of the cash and other accounts of the corporation, and he shall cause to be entered regularly in the books and records of the corporation to be kept for such purpose full and accurate accounts of the corporation's receipts and disbursements. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the chairman of the board or the vice chairman of the board.

     Section 4.06.  The Secretary.  The secretary shall record and keep the
     ----------------------------
minutes of all meetings of the stockholders and the Board of Directors in a book to be kept for that purpose. He shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the Board of Directors may direct. He shall be the custodian of the seal of the corporation, if any, and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. He shall have such other powers and shall perform such other duties as may from

                                       9
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time to time be assigned to him by the Board of Directors, the chairman of the board or the vice chairman of the board.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 5.01.  Indemnification.  The corporation shall indemnify any person
     ------------------------------
who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Delaware as they may exist from time to time.

     Section 5.02.  Insurance.  The proper officers of the corporation, without
     ------------------------
further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.

     Section 5.03.  ERISA.  To assure indemnification under this Article of all
     --------------------
such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time, the provisions of this Article V shall, for the purposes hereof, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

     Section 5.04.  Contractual Nature.  The foregoing provisions of this
     ---------------------------------
Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Section is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

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     Section 5.05.  Construction.  For the purposes of this Article V,
     ---------------------------
references to "the corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 5.06.  Non-Exclusive.  The corporation may indemnify, or agree to
     ----------------------------
indemnify, any person against any liabilities and expenses and pay any expenses, including attorneys' fees, in advance of final disposition of any action, suit or proceeding, under any circumstances, if such indemnification and/or payment is approved by the vote of the stockholders or of the disinterested directors, or is, in the opinion of independent legal counsel selected by the Board of Directors, to be made on behalf of an indemnitee who acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.

                                  ARTICLE VI

                 DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS

    Section 6.01    Depositories.  The chairman of the board, the vice
    ----------------------------
chairman of the board, the president, the treasurer, and any vice-president of the corporation whom the Board of Directors authorizes to designate depositories for the funds of the corporation are each authorized to designate depositories for the funds of the corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the chairman of the board, the vice chairman of the board, the president, the treasurer, or any such vice-president of the corporation, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the corporation setting forth the fact of such designation and of the appointment of the officers of the corporation or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

     Section 6.02.  Execution of Instruments Generally.  In addition to the
     -------------------------------------------------
powers conferred upon the chairman of the board in Section 4.01 and the vice chairman of the board in Section 4.02 and except as otherwise provided in
Section 6.01 of this Article VI, all contracts and other instruments entered into in the ordinary course of business requiring execution by the corporation may be executed and delivered by the president, the treasurer, or any vice-president

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and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

                                  ARTICLE VII

                           SHARES AND THEIR TRANSFER

     Section 7.01.  Certificate for Shares.  Every owner of one or more shares
     -------------------------------------
in the corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the corporation owned by him. When such certificate is counter-signed by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the chairman of the board or the vice chairman of the board, or the president or a vice-president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled.

     Section 7.02.  Lost, Destroyed and Mutilated Certificates.  If any
     ---------------------------------------------------------
certificates for shares in this corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the corporation shall immediately notify the corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal representative, to give the corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Delaware in such case made and provided.

     Section 7.03.  Transfers of Shares.  Transfers of shares in the corporation
     ----------------------------------
shall be made only on the books of the corporation by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the

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Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the corporation.

     Section 7.04.  Regulations.  The Board of Directors may make such rules and
     --------------------------
regulations as it may deem expedient, not inconsistent with these bylaws concerning the issue, transfer, and registration of certificates for shares in the corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

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

                                 ARTICLE VIII

                                     SEAL

     The Board of Directors may provide a corporate seal, which shall be circular and contain the name of the corporation engraved around the margin and the words "corporate seal", the year of its organization, and the word "Delaware".

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